UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 14, 2021

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On December 14, 2021, Novo Integrated Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue to the Purchasers and the Purchasers agreed to purchase (the “Purchase”), in a registered direct offering, (i) $16,666,666 aggregate principal amount of the Company’s senior secured convertible notes, which notes are convertible into shares of the Company’s common stock, under certain conditions (the “Notes”); and (ii) warrants to purchase up to 5,833,334 shares of the Company’s common stock (the “Warrants”). The securities, including up to 68,557,248 shares of common stock issuable upon conversion under the Notes and up to 5,833,334 shares of common stock issuable upon exercise of the Warrants, are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-254278), which was declared effective by the Securities and Exchange Commission on March 22, 2021. The Purchase closed on December 14, 2021.

The Notes have an original issue discount of 10%, resulting in gross proceeds to the Company of $15,000,000. The Notes bear interest at 5% per annum and mature on June 14, 2023, unless earlier converted or redeemed, subject to the right of the Purchasers to extend the date under certain circumstances. The Company will make monthly payments on the first business day of each month commencing on the calendar month immediately following the sixth month anniversary of the issuance of the Notes through June 14, 2023, the maturity date, consisting of an amortizing portion of the principal of each Note equal to $1,388,888 and accrued and unpaid interest and late charges on the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, at the holder’s option, into common stock at the initial conversion price of $2.00, which conversion price is subject to certain adjustments; provided, however, that the Notes have a 9.99% (or 4.99%, if elected by the holder prior to issuance) equity blocker. If an event of default occurs, the holder may convert all, or any part, of the principal amount of a Note and all accrued and unpaid interest and late charge at an alternate conversion price, as described in the Notes. Subject to certain conditions, the Company has the right to redeem all, but not less than all, of the remaining principal amount of the Notes and all accrued and unpaid interest and late charges in cash at a price equal to 135% of the amount being redeemed.

The Warrants are exercisable at an exercise price of $2.00 per share and expire on the fourth year anniversary of December 14, 2021, the initial issuance date of the Warrants. Subject to the satisfaction of customary equity conditions, including the equity blocker and the Forced Exercise Limitation (hereinafter defined), at the Company’s option, the Company may force the exercise of the Warrants at any time the closing bid price of the Company’s common stock exceeds $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) for a period of 20 consecutive trading days. “Forced Exercise Limitation” means the lesser of (i) 35% of the quotient of (x) the sum of the aggregate trading volume (as reported on Bloomberg, LP) of shares of the Company’s common stock on the Nasdaq Capital Market over the three consecutive trading day period immediately prior to the applicable notice date, divided by (y) three or (ii) 20% of the aggregate trading volume (as reported on Bloomberg, LP) of shares of the Company’s common stock on the Nasdaq Capital Market as of the trading day immediately prior to the applicable notice date.

In connection with the Purchase, the Company and each of its direct and indirect U.S. subsidiaries (each, a “Grantor” and collectively, the “Grantors”) entered into a Security and Pledge Agreement (the “Security Agreement”) in favor of one of the Purchasers, as collateral agent. Pursuant to the terms of the Security Agreement, the Grantors granted to the collateral agent, for the ratable benefit of the collateral agent and the Note holders, a valid, enforceable, and perfected security interest in all personal property of each Grantor.

In addition, the Grantors entered into an Intellectual Property Security Agreement (the “Intellectual Property Security Agreement”) in favor of one of the Purchasers, as collateral agent. Pursuant to the terms of the Intellectual Property Security Agreement, the Grantors granted to the collateral agent, for the ratable benefit of the collateral agent and the Note holders, a lien on and security interest in, all of the Grantors’ rights, title and interest in, to and under certain intellectual property.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “commercially reasonable efforts” basis, in connection with the offering, pursuant to a Placement Agency Agreement, dated as of December 10, 2021 and executed by the Company on December 14, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7% of the gross proceeds paid to Maxim Group LLC for the securities and reimbursement of certain out-of-pocket expenses up to $20,000.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Notes, the Warrants, the Security Agreement, the Intellectual Property Security Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement, the form of Note, the form of Warrant, the Security Agreement, the Intellectual Property Security Agreement and the form of Placement Agency Agreement are attached hereto as Exhibits 10.1, 10.2, 4.1, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

The legal opinion of Anthony L.G., PLLC, counsel to the Company, relating to the securities offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 14, 2021, stockholders of the Company holding a majority of the voting power of the Company (the “Approving Stockholders”) approved (i) the issuance and sale of the Notes and Warrants as well as the issuance of the shares of common stock underlying the Notes and Warrants upon the conversion and exercise of the Notes and Warrants, respectively, (ii) the forms of the Purchase Agreement, the Placement Agency Agreement, Note and Warrant, (iii) the Company’s entry into the Purchase Agreement, the Placement Agency Agreement, Notes and the Warrants, as set forth below:

For	Against	Abstain
18,040,069	0	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant.
5.1	Opinion of Anthony L.G., PLLC, dated December 14, 2021.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Note.
10.3	Form of Security and Pledge Agreement.
10.4	Form of Intellectual Property Security Agreement.
10.5	Form of Placement Agency Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: December 15, 2021	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer